4Q21 Financial Results January 14, 2022 Exhibit 99

Agenda Page 1 4Q21 and FY2021 Financial Results 1 2 Financial Outlook 2019-2021 Recap 2022 Outlook 11 15 3 Notes 19

Pretax Net income EPS Firmwide net credit reserve release $1,839 $1,398 0.47 4Q21 Financial highlights 1 See note 4 on slide 19 2 e 20 3 4 See note 3 on slide 19 5 See note 1 on slide 19 6 7 Includes the net impact of employee issuances ROTCE1 19% Net payout LTM3 61% CET1 capital ratios2 Std. 13.0% | Adv. 13.8% Significant items ($mm, excluding EPS) Balance sheet Loans6: average loans of $1.1T up 6% YoY and up 2% QoQ Excluding PPP, average loans of $1.1T, up 8% YoY, up 3% QoQ Deposits: average deposits of $2.5T up 17% YoY and up 4% QoQ CET1 capital of $214B2 Standardized CET1 capital ratio of 13.0%2; Advanced CET1 capital ratio of 13.8%2 Income statement 4Q21 net income of $10.4B and EPS of $3.33 Excluding credit reserve releases4, net income of $9.0B, EPS of $2.86 and ROTCE of 17% Managed revenue of $30.3B5 Expense of $17.9B and managed overhead ratio of 59%5 Capital distributed Common dividend of $3.0B or $1.00 per share $1.9B of common stock net repurchases7 1

4Q21 3Q21 4Q20 Net interest income $13.7 $0.5 $0.4 Noninterest revenue 16.6 (0.6) (0.2) Managed revenue1 30.3 (0.1) 0.2 Expense 17.9 0.8 1.8 Credit costs (1.3) 0.2 0.6 Net income $10.4 ($1.3) ($1.7) Net income applicable to common stockholders $9.9 ($1.3) ($1.8) $3.33 ($0.41) ($0.46) ROE2 16% 18% 19% ROTCE2,3 19 22 24 1,2 59 56 53 Memo: NII ex. CIB Markets 4 $11.6 $0.4 $0.5 NIR ex. CIB Markets 4 13.4 0.5 0.4 CIB Markets 5.3 (1.0) (0.7) Managed revenue1 30.3 (0.1) 0.2 Adjusted expense 5 $17.8 $0.8 $2.0 Adjusted overhead ratio 1,2,5 58% 56% 52% $ O/(U) 4Q21 ROE O/H ratio CCB 33% 63% CIB 22% 51% CB 20% 41% AWM 32% 67% $B 4Q21 3Q21 4Q20 Net charge-offs $0.6 $0.5 $1.1 Reserve build/(release) (1.8) (2.1) (2.9) Credit costs ($1.3) ($1.5) ($1.9) 4Q21 Financial results1 $B, except per share data 4Q21 Tax rate Effective rate: 17.8%6 Managed rate: 24.4%1,7 Note: Totals may not sum due to rounding 1 See note 1 on slide 19 2 Actual numbers for all periods, not over/(under) 3 See note 4 on slide 19 4 See note 2 on slide 19 5 See note 5 on slide 19 6 See note 3 on slide 20 7 Reflects fully taxable- 2

$ O/(U) FY2021 FY2020 FY2020 Net interest income $52.7 $55.0 ($2.2) Noninterest revenue 72.6 67.9 4.6 Managed revenue1 125.3 122.9 2.4 Expense 71.3 66.7 4.7 Credit costs (9.3) 17.5 (26.7) Net income $48.3 $29.1 $19.2 Net income applicable to common stockholders $46.5 $27.4 $19.1 $15.36 $8.88 $6.48 ROE2 19% 12% ROTCE2,3 23 14 1,2 57 54 Memo: NII ex. CIB Markets 4 $44.5 $46.6 ($2.1) NIR ex. CIB Markets 4 53.4 46.8 6.6 CIB Markets 27.4 29.5 (2.1) Managed revenue1 125.3 122.9 2.4 Adjusted expense 5 $70.9 $65.5 $5.4 Adjusted overhead ratio 1,2,5 57% 53% FY21 Financial results1 $B, except per share data Note: Totals may not sum due to rounding 1 See note 1 on slide 19 2 Actual numbers for all periods, not over/(under) 3 See note 4 on slide 19 4 See note 2 on slide 19 5 See note 5 on slide 19 6 See note 3 on slide 20 7 Reflects fully taxable- $B FY2021 FY2020 Net charge-offs $2.9 $5.3 Reserve build/(release) (12.1) 12.2 Credit costs ($9.3) $17.5 FY21 Tax rate Effective rate: 18.9%6 Managed rate: 23.5%1,7 3 FY2021 ROE O/H ratio CCB 41% 58% CIB 25% 49% CB 21% 40% AWM 33% 64%

Consumer Card $11.2 $17.8 $11.7 ($1.4) $10.3 Home Lending 2.0 2.0 0.8 0.0 0.8 Other Consumer1 1.0 1.8 1.3 (0.1) 1.1 Total Consumer 14.2 21.6 13.7 (1.5) 12.1 Wholesale1 4.4 9.1 6.8 (0.3) 6.5 Securities 0.0 0.1 0.1 (0.0) 0.0 Firmwide $18.6 $30.8 $20.5 ($1.8) $18.7 4Q21 Build / (release) Dec 31, 2021Jan 1, 2020 Dec 31, 2020 Sep 30, 2021 4Q21 Reserves Allowance for credit losses ($B) Note: Totals may not sum due to rounding 1 -rated Business Banking and Auto dealer portfolios that are classified in Wholesale 4

1 Estimated for the current period. See note 1 on slide 20 2 sions of U.S. Treasury securities and deposits at Federal Reserve Banks, which became effective April 1, 2020 and remained in effect through March 31, 2021 3 B 4 See note 3 on slide 20 5 See note 4 on slide 19 Fortress balance sheet 4Q21 3Q21 4Q20 Risk-based capital metrics1 CET1 capital $214 $210 $205 13.0% 12.9% 13.1% 13.8 13.6 13.8 Leverage-based capital metric2 Firm SLR 5.4% 5.5% 6.9% Liquidity metrics3 Firm LCR 111% 112% 110% Bank LCR 178 174 160 Total excess HQLA $629 $595 $465 HQLA and unencumbered marketable securities 1,652 1,602 1,437 Balance sheet metrics Total assets (EOP)4 $3,744 $3,758 $3,385 Deposits (average) 2,468 2,369 2,112 Tangible book value per share5 71.53 69.87 66.11 $B, except per share data Firm SLR ex. temporary relief2: 5.8% 5

CCB CIB CB AWM Corp.

Consumer & Community Banking[1]

Selected income statement data ($mm)

	4Q21	$ O/(U) 3Q21	$ O/(U) 4Q20
Revenue	**$12,275**	**($246)**	**($453)**
Consumer & Business Banking	6,172	15	428
Home Lending	1,084	(316)	(372)
Card & Auto	5,019	55	(509)
Expense	**7,754**	**516**	**712**
Credit costs	**(1,060)**	**(601)**	**(977)**
Net charge-offs (NCOs)	515	24	(302)
Change in allowance	(1,575)	(625)	(675)
Net income	**$4,227**	**($114)**	**($98)**

Financial performance

- **Net income of $4.2B, down 2% YoY**
- **Revenue** of $12.3B, down 4% YoY
- **Expense** of $7.8B, up 10% YoY, driven by increased compensation, technology and marketing expense as we continue to invest in and grow the business
- **Credit costs**: net benefit of $1.1B
  - Card: $1.4B reserve release vs. no reserve action in 4Q20
  - CBB: $100mm reserve release vs. no reserve action in 4Q20
  - HL: no reserve action in 4Q21 vs. $900mm release in 4Q20
  - Auto: $75mm reserve release vs. no reserve action in 4Q20

Key drivers / statistics ($B)[2]

	4Q21	3Q21	4Q20
Equity	$50.0	$50.0	$52.0
ROE	33%	34%	32%
Overhead ratio	63	58	55
Average loans	$437.7	$434.1	$440.8
Average deposits	1,114.3	1,076.3	928.5
Active mobile customers (mm)[3]	45.5	44.3	40.9
Debit & credit card sales volume[4]	$376.2	$349.9	$299.4

- Average loans down 1% YoY and up 1% QoQ
  - Ex-PPP, average loans of $429.9B, up 2% YoY and QoQ
- Average deposits up 20% YoY and up 4% QoQ
- Active mobile customers up 11% YoY
- Debit & credit card sales volume up 26% YoY
- Client investment assets up 22% YoY

Key drivers / statistics ($B) – detail by business

	4Q21	3Q21	4Q20
Consumer & Business Banking			
Business Banking average loans[5]	$28.9	$35.6	$43.7
Business Banking loan originations	0.9	0.8	0.7
Client investment assets (EOP)	718.1	681.5	590.2
Deposit margin	1.22%	1.29%	1.41%
Home Lending			
Average loans	$183.3	$181.2	$185.7
Loan originations[6]	42.2	41.6	32.5
Third-party mortgage loans serviced (EOP)	534.2	509.3	447.3
Net charge-off/(recovery) rate	(0.17)%	(0.18)%	(0.11)%
Card & Auto			
Card average loans	$148.5	$142.0	$141.2
Auto average loans and leased assets	86.2	86.5	85.2
Auto loan and lease originations	8.5	11.5	11.0
Card net charge-off rate	1.28%	1.39%	2.17%
Credit Card net revenue rate	9.61	9.74	11.22
Credit Card sales volume[4]	$254.1	$232.0	$197.0

[1] See note 1 on slide 19
For additional footnotes see slide 21

6

JPMORGAN CHASE & CO.

CCB CIB CB AWM Corp.

Corporate & Investment Bank[1]

Selected income statement data ($mm)

	4Q21	$ O/(U) 3Q21	$ O/(U) 4Q20
Revenue	**$11,534**	**($862)**	**$182**
Investment Banking revenue	3,206	181	709
Payments[2]	1,801	177	374
Lending	263	19	70
Total Banking	**5,270**	**377**	**1,153**
Fixed Income Markets	3,334	(338)	(616)
Equity Markets	1,954	(643)	(35)
Securities Services	1,064	(62)	11
Credit Adjustments & Other	(88)	(196)	(331)
Total Markets & Securities Services	**6,264**	**(1,239)**	**(971)**
Expense	**5,827**	**(44)**	**888**
Credit costs	**(126)**	**512**	**455**
Net income	**$4,847**	**($715)**	**($502)**

Key drivers / statistics ($B)[3]

	4Q21	3Q21	4Q20
Equity	$83.0	$83.0	$80.0
ROE	22%	26%	26%
Overhead ratio	51	47	44
Comp/revenue	20	23	17
IB fees ($mm)	$3,502	$3,297	$2,558
Average loans	206.0	203.5	165.0
Average client deposits[4]	717.5	714.4	683.8
Merchant processing volume ($B)[5]	514.9	470.9	444.5
Assets under custody ($T)	33.2	32.0	31.0
ALL/EOP loans ex-conduits and trade[6]	1.12%	1.29%	2.54%
Net charge-off/(recovery) rate[6]	0.06	0.01	0.27
Average VaR ($mm)	$37	$33	$91

Financial performance

- **Net income of $4.8B, down 9% YoY; revenue of $11.5B, up 2% YoY**
- **Banking revenue**
  - IB revenue of $3.2B, up 28% YoY
    - IB fees up 37% YoY, predominantly driven by higher advisory fees
  - Payments revenue of $1.8B, up 26% YoY, or up 7% excluding net gains on equity investments, predominantly driven by higher fees and deposits, largely offset by deposit margin compression
  - Lending revenue was $263mm, up 36% YoY, predominantly driven by lower mark-to-market losses on hedges of accrual loans compared to the prior year
- **Markets & Securities Services revenue**
  - Markets revenue of $5.3B, down 11% YoY
    - Fixed Income Markets revenue of $3.3B, down 16% YoY, driven by a challenging trading environment in Rates, as well as lower revenues in Credit and Currencies & Emerging Markets compared to a strong prior year
    - Equity Markets revenue of $2.0B, down 2% YoY, driven by lower revenue in derivatives, largely offset by higher revenue in Prime
  - Securities Services revenue of $1.1B, relatively flat YoY
- **Expense** of $5.8B, up 18% YoY, predominantly driven by higher compensation expense, including investments, as well as higher volume-related brokerage expense and higher legal expense
- **Credit costs:** net benefit of $126mm, driven by a net reserve release

[1] See note 1 on slide 19
For additional footnotes see slide 21

7

JPMORGAN CHASE & CO.

CCB CIB CB AWM Corp.

Commercial Banking[1]

Selected income statement data ($mm)

		$ O/(U)	
	4Q21	3Q21	4Q20
Revenue	**$2,612**	**$92**	**$149**
Middle Market Banking	1,062	45	115
Corporate Client Banking	928	50	72
Commercial Real Estate Banking	614	12	(16)
Other	8	(15)	(22)
Expense	**1,059**	**27**	**109**
Credit costs	**(89)**	**274**	**1,092**
Net income	**$1,251**	**($156)**	**($783)**

Key drivers / statistics ($B)[2]

	4Q21	3Q21	4Q20
Equity	$24.0	$24.0	$22.0
ROE	20%	22%	36%
Overhead ratio	41	41	39
Gross IB revenue ($mm)	$1,456	$1,343	$971
Average loans[3]	205.6	202.6	212.2
Average client deposits	323.8	300.6	276.7
Allowance for loan losses	2.2	2.4	3.3
Nonaccrual loans[4]	0.7	0.7	1.4
Net charge-off/(recovery) rate[5]	0.02%	0.06%	0.31%
ALL/loans[5]	1.08	1.17	1.60

Financial performance

- **Net income of $1.3B, down 38% YoY**, driven by lower credit reserve releases compared to the prior year
- **Revenue** of $2.6B, up 6% YoY, driven by higher investment banking revenue
  - Record gross IB revenue of $1.5B, up 50% YoY
- **Expense** of $1.1B, up 11% YoY, largely driven by investments in the business, including technology and front office hires, and higher volume- and revenue-related expense
- **Credit costs**: net benefit of $89mm
  - Net charge-offs were $8mm
- **Average loans** of $206B, down 3% YoY and up 2% QoQ
  - C&I[6] down 5% YoY and up 2% QoQ
    - Ex-PPP, flat YoY and up 4% QoQ
  - CRE[6] down 1% YoY and up 1% QoQ
- **Average deposits** of $324B, up 17% YoY and up 8% QoQ, as client cash positions are seasonally highest toward year end

[1] See note 1 on slide 19
For additional footnotes see slide 21

8

JPMORGAN CHASE & CO.

CCB CIB CB AWM Corp.

Asset & Wealth Management[1]

Selected income statement data ($mm)

		$ O/(U)	
	4Q21	3Q21	4Q20
Revenue	**$4,473**	**$173**	**$606**
Asset Management	2,488	151	278
Global Private Bank[2]	1,985	22	328
Expense	**2,997**	**235**	**241**
Credit costs	**(36)**	**24**	**(34)**
Net income	**$1,146**	**($48)**	**$360**

Key drivers / statistics ($B)[3]

	4Q21	3Q21	4Q20
Equity	$14.0	$14.0	$10.5
ROE	32%	33%	29%
Pretax margin	34	37	29
Assets under management ("AUM")	$3,113	$2,996	$2,716
Client assets	4,295	4,096	3,652
Average loans	209.2	200.6	176.8
Average deposits	264.6	229.7	180.3

Financial performance

- **Net income of $1.1B, up 46% YoY**
- **Revenue** of $4.5B, up 16% YoY, predominantly driven by higher management fees and growth in deposits and loans, partially offset by deposit margin compression
- **Expense** of $3.0B, up 9% YoY, driven by higher performance-related compensation and distribution fees, higher structural expense, as well as higher investments in the business, partially offset by lower legal expense compared to the prior year
- **AUM** of $3.1T and client assets of $4.3T, up 15% and 18% YoY respectively, driven by cumulative net inflows and higher market levels
  - Net inflows of $34B for long-term and $20B for liquidity products
- **Average loans** of $209B, up 18% YoY and up 4% QoQ
- **Average deposits** of $265B, up 47% YoY and up 15% QoQ

[1] See note 1 on slide 19
[2] In the first quarter of 2021, the Wealth Management business was renamed Global Private Bank
[3] Actual numbers for all periods, not over/(under)

9

JPMORGAN CHASE & CO.

Corporate1 Financial performanceSelected income statement data ($mm) Revenue was a loss of $545mm Net interest income was a loss of $681mm, up $160mm, primarily due to higher rates, mostly offset by continued deposit growth Noninterest revenue was $136mm, down $456mm, primarily due to lower net gains on legacy equity investments Expense: Noninterest expense of $251mm, down $110mm YoY 1 See note 1 on slide 19 CCB CIB CB AWM Corp. 4Q21 3Q21 4Q20 Revenue ($545) $751 ($296) Expense 251 91 (110) Credit costs 23 30 65 Net income/(loss) ($1,072) ($255) ($714) $ O/(U) 10

Agenda Page 1 4Q21 and FY2021 Financial Results 1 2 Financial Outlook 2019-2021 Recap 2022 Outlook 11 15 3 Notes 19

Our complete, global, diverse and at-scale operating model allowed us to capitalize on macro cross-currents and generate stable returns throughout the pandemic... Managed revenue1 ($B) ROTCE3 (%) $118 $123 $125 $118 $123 $125 2019 2020 2021 $55 $47 $44 2019 2020 2021 $43 $47 $53 2019 2020 2021 $21 $29 $27 2019 2020 2021 NII ex. CIB Markets2 NIR ex. CIB Markets2 CIB Markets $12.2B build $12.1B release ~ 25% 31%(19%) Rates Card revolve Volume growth IB fees AWM Strength across products + + + 19% 14% 23% 19% 19% 18% 2019 2020 2021 Reported ROTCE ROTCE ex. reserve build/release Reserve build/release: - - + 4 11 Note: Totals may not sum due to rounding 1 See note 1 on slide 19 2 See note 2 on slide 19 3 See note 4 on slide 19 4 See note 3 on slide 19

202120192 $9.6 $11.3 Tech and tech-adjacent Marketing Distribution Other ~+25% ~flat ~+35% $65.0 $70.9 $0.8 $3.4 $1.7 2019 Structural Volume- and revenue-related Investments 2021 2020 $65.5 2% growth Incentive compensation +$2.3 Brokerage & clearing +$1.4 CCB volume growth +$0.5 Partially offset by: Auto lease depreciation ($0.7) + - + + 2019-2021 Investments ($B)2019-2021 Adjusted noninterest expense1 ($B) - Select revenue drivers IB fees: +$5.7B AWM NIR: +$2.8B CIB Markets: +$6.5B 20202 $9.5 1 See note 5 on slide 19 2 Prior-period amounts have been revised to conform with the current presentation - +$1.7 12

Since the beginning of 2019, we have expanded our presence both domestically and First bank to have branch presence in all contiguous 48 U.S. states presence in the U.K. CIB and AWM China expansion CB expansion (13 international1 / 14 U.S. markets) Hired JPM Wealth Management and AWM advisors Hired Bankers in new markets to serve consumers and small businesses 2018YE: 27 states 2021: 48 states 2019 2021 We are gaining market share across our businesses 2019 2019 2021 CCB AWM CB / CIB Markets7Active AUM4 2019 3Q21 Card O/S3 10.3% 16.6% 2.5% 2.8% 2019 3Q21YTD IB Fees5 11.4% 12.6% >2,000 new sales/coverage bankers and client advisors across all LOBs Hired front office coverage for CB and CIB businesses 16.6% 2019 3Q21YTD Payments6 5.0% 6.4% 8.9% 9.5%9.1% Note: For footnoted information, refer to slide 22 Nov 2021 Quick Accept MyChaseLoan and MyChasePlan Cobrand and partnership investments 13 U.S. retail deposits2 deploy best-in-class products across our businesses Technology Modernization Modernize our technology environment with microservices architecture, cloud and modern engineering practices to accelerate software development; build scalable infrastructure and developer platforms to increase speed and stability Data Strategy Unlock greater value from our data by making Firmwide data available for use at scale and applying Artificial Intelligence / Machine Learning to more business use cases Talent Redesign the way we attract and retain top technology talent to progress and accelerate the Operating Model Enhance our customer-centric agile operating model to increase speed to market, improve engineer experience, and provide greater execution transparency Cybersecurity Securely enable the business to grow while through adoption of modern technology and data controls Digitalized mortgage experience with Chase MyHome Payment services with Onyx and Real-Time Payments (RTP) Full-service Macro trading platform for clients with Execute Real-time-payments Global Technology spend: $12B+ Built cloud-native digital bank (Chase UK) 14

Agenda Page 1 4Q21 and FY2021 Financial Results 1 2 Financial Outlook 2019-2021 Recap 2022 Outlook 11 15 3 Notes 19

Despite short-term headwinds, 17% ROTCE remains our central case in the medium term

ROTCE[1,2] (%)

Illustrative headwinds and tailwinds vs. central case

Tailwinds	ROTCE impact	Headwinds
Steeper curve and favorable reprice	+/-175bps	Continued low-rate environment
Markets/IB wallets remain elevated	+/-150bps	Sharper normalization in Markets/IB wallets
Card revolve recovers to pre-pandemic trendline	+/-50bps	Consumer card revolve trends remain
	-75bps	Inflationary pressures on expense



19%
'19-20/21 thematic drivers
Significantly lower rates
Muted loan demand (card revolve)
Investment-led expense growth
Capital markets activity
Asset valuations
Volume growth
Headwinds ≈ Tailwinds
19%
18%
'21-22 Central case
Modestly higher rates
Loan growth including Card revolving balances
Capital markets activity normalization
Expense growth: Further investments + post-pandemic normalization & inflationary pressures
Headwinds > Tailwinds
<17%
~17%
2019[1]
2020[1]
2021[1]
2022 Illustrative[2]
Medium term[2]

[1] ROTCE ex. reserve release/build. See note 3 on slide 19
[2] ROTCE. See note 4 on slide 19

15

JPMorgan Chase & Co.

In addition to higher rates, we expect loan growth, including normalization of card revolve to contribute to NII growth in 2022 $54.7 $46.6 $44.5 $2.5 $4.0 ($1.0) 2019 2020 2021 Rates³ Balance sheet growth/mix PPP/other 2022 Net interest income1 ($B) 1 See note 1 on slide 19 2 See note 2 on slide 19 3 Outlook is based on implied rate curve as of January 5, 2022 4 Interest on reserve balances (IORB) $57.8 $55.0 Market-implied forward rates NII ex. CIB Markets2 CIB Markets NII2 $162 $141 $148 4Q19 4Q20 4Q21 $1.3 $5.4 9/30/21 12/31/21 estimate Steeper yield curve Flatter yield curve High single-digit loan growth (ex. CIB Markets & PPP) - Credit card revolving balances returning to 2019 levels Securities deployment $52.7 (~$15B) Credit card average balance ($B)Rates Earnings-at-risk: 100bps shift ($B) $6.7 Parallel shift Forward curve3 Total O/S Revolving balances ~$5 est. ~$50 16 4 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 2019 2020 2021 2022 IORB 10Y swap

The continued execution of our investment agenda is the main driver of our Adjusted noninterest expense1 ($B) Cloud capabilities Data centers 2021 2022 ~20% + + Digital consumer experience Data & Analytics + 2021 2022 ~40% Front office hiring+ Branch expansion + Largely driven by Card 2021 2022 ~35% + $70.9 ~$77 $2.5 ~flat $3.5 2021 Structural Volume- and revenue-related Investments 2022 Higher volume-related non- compensation expense Offset by: Lower auto lease depreciation Compensation Normalization of T&E ~6% growth Tech & tech-adjacent Distribution Marketing 2022 Investments: ~$15B, overall themes consistent with prior years 1 See note 5 on slide 19 International (UK retail, China, Europe/other)++ 17

…and we believe we are as well positioned as we have ever been to best serve our customers, clients and communities

Retail Customers

Spend and save…



- **#1** in U.S. **retail deposit** market share[1]
- **66mm** U.S. households[2]
- **Primary bank** relationships for **>75%** of Consumer Banking checking households
- **#1 mobile banking app**[3]

…borrow…

- **#1** U.S. **credit card** issuer based on sales and outstandings[4]
- **~70mm card customers**



VISA

- **#2** Bank **Auto** lender[5]
- **#1** in jumbo **Mortgage**[6]

…build wealth

- **#1 Private Bank** in the World[7]
- **$4.3T** client assets / **$3.1T** AUM
- **86%** 10-yr mutual fund AUM performance > peer median[8]

Wholesale Clients

…start and grow a business…

CHASE for BUSINESS



VISA

- **>4mm** small businesses
- **#1 business bank** based on primary relationships[9]

…scale and grow companies…

- **#1** U.S. **middle market syndicated** lender[10]
- **141** U.S. locations, incl. **all top 50 MSAs**
- **32** international locations
- **#1** U.S. **multifamily** lender[11]

…and support corporates/institutions

- **#1** in global **IB** fees[12]
- **#1** in global **Markets** revenue[13]
- **#1** in **USD payments** volume[14]
- **#2** global **custodian**[15]
- Presence in over **100** markets globally
- Business with **>90%** of Fortune 500 companies

Communities

Investing in our communities…

> JPMorgan Chase Commits **$30B** over 5 years to Advance Racial Equity
> October 8, 2020



Opened **12 Chase community centers** increasing financial access

- Helped more than **2 million** customers save on overdraft service fees
- Accelerating **human capital** investments and enhancing **workforce diversity**

…and advancing sustainability

Maintain **carbon neutral operations** and reduce greenhouse gas emissions by **40% by 2030**[16]

Paris-aligned financing commitment to advance global transition to **net-zero**

#1 green bond underwriter and **#1 ESG-labeled bond underwriter** in 2021 by vol.

$2.5T target for financing sustainable development by 2030 *($1T for green initiatives)*[17]

Note: For footnoted information, refer to slide 23

18

JPMORGAN CHASE & CO.

Agenda Page 1 4Q21 and FY2021 Financial Results 1 2 Financial Outlook 2019-2021 Recap 2022 Outlook 11 15 3 Notes 19

Notes on non-GAAP financial measures

1. In addition to analyzing the Firm's results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a "managed" basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm's definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a reconciliation of the Firm's results from a reported to managed basis, refer to page 7 of the Earnings Release Financial Supplement

2. In addition to reviewing net interest income ("NII") and noninterest revenue ("NIR") on a managed basis, management also reviews these metrics excluding CIB Markets. CIB Markets consists of Fixed Income Markets and Equity Markets. These metrics, which exclude CIB Markets, are non-GAAP financial measures. Management reviews these metrics to assess the performance of the Firm's lending, investing (including asset-liability management) and deposit-raising activities, without the volatility arising from CIB Markets. In addition, management also assesses CIB Markets business performance on a total revenue basis as offsets may occur across revenue lines. Management believes that disclosure of these measures provides investors and analysts with other measures by which to analyze the revenue trends of the Firm. For the full year 2019, NII ex. CIB Markets is calculated by excluding CIB Markets NII of $3.1B from managed NII of $57.8B, and NIR ex. CIB Markets is calculated by excluding CIB Markets NIR of $17.8B from managed NIR of $60.7B. For the full year 2019, managed NII and NIR include $531mm and $2.5B of fully taxable-equivalent adjustments, respectively. For all other periods presented, refer to the reconciliation of NII and NIR from reported to excluding CIB Markets on page 28 of the Earnings Release Financial Supplement

3. Net income, earnings per share and return on tangible common equity ("ROTCE") excluding the Firmwide net credit reserve release are non-GAAP financial measures. The net credit reserve release represents the portion of the provision for credit losses attributable to the change in allowance for credit losses. Excluding the net credit reserve release in the fourth quarter of 2021 resulted in a decrease of $1.4B (after tax) to reported net income from $10.4B to $9.0B; a decrease of $0.47 per share to reported EPS from $3.33 to $2.86; and a decrease of 2% to ROTCE from 19% to 17%. Excluding the net credit reserve release resulted in a decrease of 5% to full year 2021 ROTCE from 23% to 18% and an increase of 5% to full year 2020 ROTCE from 14% to 19%. Management believes these measures provide useful information to investors and analysts in assessing the Firm's results

4. Tangible common equity ("TCE"), ROTCE and tangible book value per share ("TBVPS"), are each non-GAAP financial measures. TCE represents the Firm's common stockholders' equity (i.e., total stockholders' equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. For a reconciliation from common stockholders' equity to TCE, refer to page 9 of the Earnings Release Financial Supplement. ROTCE measures the Firm's net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm's TCE at period-end divided by common shares at period-end. Book value per share was $88.07, $86.36 and $81.75 at December 31, 2021, September 30, 2021 and December 31, 2020, respectively. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm's use of equity

5. Adjusted expense and adjusted overhead ratio are each non-GAAP financial measures. Adjusted expense excludes Firmwide legal expense of $137mm, $76mm and $276mm for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively; and $426mm, $1.1B and $239mm for the full year 2021, 2020 and 2019, respectively. The adjusted overhead ratio measures the Firm's adjusted expense as a percentage of adjusted managed net revenue. Management believes this information helps investors understand the effect of these items on reported results and provides an alternate presentation of the Firm's performance

6. Corporate & Investment Bank ("CIB") calculates the ratio of the allowance for loan losses to end-of-period loans ("ALL/EOP") excluding the impact of consolidated Firm-administered multi-seller conduits and trade finance loans, to provide a more meaningful assessment of CIB's allowance coverage ratio

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JPMorgan Chase & Co.

Additional notes 1. Reflects the relief provided by the Federal Reserve Board in response to the COVID-19 pandemic, including the CECL capital transition provisions that became effective in the first quarter of 2020 and expired on December 31, 2021. For the periods ended December 31, 2021, September 30, 2021 and December 31, 2020, the impact of the CECL capital transition provisions resulted in an increase to CET1 capital of $2.9B, $3.3B and $5.7B, respectively. The cumulative impact of $2.9B not recognized in CET1 capital at December 31, 2021 will be phased in at 25% per year beginning January 1, 2022. Refer to Capital Risk Management on pages 48-53 of -Q for the quarterly period ended September 30, 2021 Regulatory Developments Relating to the COVID-19 Pandemic on pages 52-53 and Capital Risk Management on pages 91-101 of the Firm -K for additional information 2. Total excess high- what is required to meet the estimated Firm and Bank total net cash outflows over a prospective 30 calendar-day period of significant stress under the LCR rule. HQLA and unencumbered marketable -of-period HQLA-eligible securities which are included as part of the excess liquidity at the Bank that are not transferable to non- -of-period unencumbered marketable securities, such as equity and debt securities. Does not include borrowing capacity at Federal Home Loan Banks and the discount window at the Federal Reserve Bank. Refer to Liquidity Risk Management on pages 54- -Q for the quarterly period ended September 30, 2021 and on pages 102-108 of -K for additional information 3. In the first quarter of 2021, the Firm reclassified certain deferred investment tax credits from accounts payable and other l iabilities to other assets to be a reduction to the carrying value of certain tax-oriented investments. The reclassification also resulted in an increase in income tax expense and a corresponding increase in other income, with no effect on net income. Prior-period amounts have been revised to conform with the current presentation, including the Firm's effective income tax rate. ase Financial Supplement for further information 20

Additional notes on slides 6-8 Slide 6 Consumer & Community Banking 2. Actual numbers for all periods, not over/(under) 3. Users of all mobile platforms who have logged in within the past 90 days 4. Excludes Commercial Card 5. Includes the impact of loans originated under the PPP. For further information, refer to page 12 of the Earnings Release Financial Supplement 6. Firmwide mortgage origination volume was $48.2B, $46.1B, $37.0B for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively Slide 7 Corporate & Investment Bank 2. In the fourth quarter of 2021, the Wholesale Payments business was renamed Payments 3. Actual numbers for all periods, not over/(under) 4. Client deposits and other third-party liabilities pertain to the Payments and Securities Services businesses 5. Represents total merchant processing volume across CIB, CCB and CB 6. Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off/(recovery) rate. ALL/EOP loans as reported was 0.84%, 0.95%, and 1.77% at December 31, 2021, September 30, 2021 and December 30, 2020, respectively. See note 6 on slide 19 Slide 8 Commercial Banking 2. Actual numbers for all periods, not over/(under) 3. Includes the impact of loans originated under the PPP. For further information, refer to page 19 of the Earnings Release Financial Supplement 4. At December 31, 2021, nonaccrual loans excluded PPP loans 90 or more days past due and insured by the SBA of $114 million. These amounts have been excluded based upon the SBA guarantee. There were no PPP loans 90 or more days past due in all other periods presented 5. Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate and loan loss coverage ratio 6. and do not align with regulatory definitions 21

Additional notes on slide 13 1. CCBSI International Expansion targeting non-US headquartered global companies 2. $1B deposit cap for market share. Includes all commercial banks, savings banks, and savings institutions as defined by the FDIC 3. Based on company filings (C, BAC, COF, AXP, DFS) and internal JPMorgan Chase estimates. Excludes commercial card. Outstandings exclude private label Amex mall business sales 4. ISS Market Intelligence Simfund as of November 2021. Active, long term, open-ended mutual funds and ETFs only 5. Dealogic as of January 3, 2022 6. Coalition Greenwich Treasury Services Competitor Analytics - rnal business structure 7. Coalition Greenwich Markets Competitor Analytics - usiness structure and excludes the impact of Archegos 22

Additional notes on slide 18

1. Federal Deposit Insurance Corporation ("FDIC") 2021 Summary of Deposits survey per S&P Global Market Intelligence. Includes a $1B deposit cap for market share. Includes all commercial banks, savings banks, and savings institutions as defined by the FDIC
2. Reflects households as of November 2021
3. #1 Overall Rank, US Mobile Banking Emerging Features Benchmark 2021 (December 2021), Insider Intelligence
4. Ranked #1 in outstandings and purchase volume based on Nilson Report, February 2021 release, with permission of the Nilson Report
5. Experian AutoCount data for 3Q21. Reflects financing market share for new and used loan and lease units at franchised and independent dealers
6. Inside Mortgage Finance, as of nine months ended September 2021. Reflects Firmwide Non-Agency jumbo originations
7. Global Finance Media, November 2021
8. All quartile rankings, the assigned peer categories and the asset values used to derive these rankings are sourced from the fund rating providers. Quartile rankings are based on the net-of-fee absolute return of each fund. Where applicable, the fund rating providers redenominate asset values into U.S. dollars. The percentage of AUM is based on fund performance and associated peer rankings at the share class level for U.S.-domiciled funds, at a "primary share class" level to represent the quartile ranking for U.K., Luxembourg and Hong Kong funds and at the fund level for all other funds. The performance data may have been different if all share classes had been included. Past performance is not indicative of future results. Primary share class means the C share class for European funds and Acc share class for Hong Kong and Taiwan funds. If these share classes are not available, the oldest share class is used as the primary share class
9. Barlow Research Associates, Primary Bank Market Share Database as of 3Q21. Rolling eight quarter average of small businesses with revenues of $100K - <$25mm
10. Refinitiv, as of December 31, 2021
11. S&P Global Market Intelligence, as of September 30, 2021
12. Dealogic as of January 3, 2022
13. Coalition rank as of 3QYTD
14. Based on third-party data
15. Ranking based on externally reported assets under custody as of 3Q21
16. Please see pages 28-31 of our 2020 ESG Report, which details how we use offset credits to address emissions that we are unable to abate through energy efficiency improvements, sourcing renewables, or other measures
17. For our approach for determining what business activity is eligible to count toward our target and how we quantify the value of transactions toward our target, please see Our Approach to Our Sustainable Development Target", which is available on JPMorgan Chase & Co.'s website (https://www.jpmorganchase.com/content/dam/jpmc/jpmorgan-chase-and-co/documents/jpmc-sdt-approach-2021.pdf)

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JPMORGAN CHASE & CO.

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & forth in the forward- materially from those described in the forward- Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2021, June 30, 2021 and March 31, 2021, which have been filed with the (https://jpmorganchaseco.gcs-web.com/financial-information/sec-filings), and on the Securities and Exchange -looking statements. 24